MILLER ENERGY RESOURCES ANNOUNCES TRANS-FORELAND PIPELINE AGREEMENT WITH TESORO

Reduces transportation expenses and environmental risk

ANCHORAGE, AK - (February 12, 2014). Miller Energy Resources, Inc. (Miller) (NYSE: MILL) today announced that its wholly-owned Alaskan subsidiary, Cook Inlet Energy (CIE) has entered into a Trans-Foreland Pipeline Development Agreement with Tesoro Alaska Company (Tesoro Alaska) and the newly-formed Trans-Foreland Pipeline Company. Tesoro Alaska Company is a subsidiary of Tesoro Corporation (NYSE: TSO), and Trans-Foreland Pipeline Company is a subsidiary of Tesoro Alaska Company. The proposed Trans-Foreland Pipeline (TFPL) system would involve the construction of 23 miles of new crude oil pipeline in the Cook Inlet region of Alaska.
In executing this agreement with CIE, Tesoro Alaska has exercised its option to pursue the development of the TFPL, connecting the east side and the west side of the Cook Inlet and running from CIE’s Kustatan Production Facility to Tesoro’s existing refinery in Nikiski. Currently all crude oil produced on the west side of the Cook Inlet flows through a 42-mile pipeline system, a tank farm, and a loading facility, operated by Cook Inlet Pipeline Company (CIPL), a wholly-owned subsidiary of Hilcorp. Once at the CIPL terminal, crude oil is loaded onto tankers and shipped across the Cook Inlet, where it is offloaded at a different terminal from which it can flow into Tesoro Nikiski refinery.
“The TFPL system will eliminate the need to move oil by ship near the active Redoubt volcano and across the Cook Inlet, and give us-for the first time-a direct and continuous connection to the Tesoro refinery,” said David Hall, Miller’s Chief Operating Officer. “This should have a number of advantages over the current system, not the least of which should be a reduction in transportation delays, transport costs and business interruption risks. This is a win-win project and we are glad to have Tesoro taking the lead in it.”
Under the terms of the agreement, working with CIE, Tesoro will have the sole right to pursue the project until December 31, 2015, after which time CIE acquires the option to re-acquire all interests in the project for $817,490 plus the cost of tangible equipment and property purchased. If Tesoro elects to pursue construction of the TFPL, the agreement contemplates Tesoro’s acquiring from CIE approximately 8 miles of pipeline from Hilcorp’s Trading Bay Production Facility to CIE’s Kustatan Production Facility for an amount expected to be approximately equal to its replacement cost.

About Miller Energy Resources

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's Appalachian Basin including the Mississippian Lime and Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The Company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller to experience additional operating losses; whether Miller can establish production on certain leases in a timely manner before expiration; the ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; the impact of natural disasters on our Cook Inlet Basin operations; the imprecise nature of our reserve estimates; risks related to drilling dry holes or wells without commercial quantities of hydrocarbons; fluctuating oil and gas prices and the impact on Miller's results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; and differences between the present value of cash flows from proved reserves and the market value of those reserves. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2013. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.com